Exhibit 10.9

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INHIBIKASE THERAPEUTICS, INC

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the date indicated below (the "Effective Date") between Inhibikase Therapeutics, LLC, a Georgia limited liability company ("Company"), and Flagship Consulting, Inc. a Delaware corporation (the "Consultant"). Company and Consultant are sometimes collectively referred to in this Agreement as the "Parties."

COMPANY

Inhibikase Therapeutics, INC	Address:

Authorized Signature:	/s/ Milton H. Werner	3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339

Printed Name:	Milton H. Werner, Ph.D.	917-494-0831
mhwerner@inhibikase.com

Position:	President & CEO

CONSULTANT	Address:

Flagship Consulting, Inc.
Joseph Frattaroli, CPA
Authorized Signature:	/s/ Joseph Frattaroli	131 Daniel Webster Highway #322
Nashua NH 03060

Printed Name:	Joseph Frattaroli, CPA
For: Flagship Consulting, Inc.

Position:	Consultant

EFFECTIVE DATE: 1 April 2018

ADDITIONAL TERMS AND CONDITIONS OF THIS AGREEMENT BEGIN ON THE FOLLOWING PAGE.

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TERMS AND CONDITIONS

Company wishes to engage Consultant on a non-exclusive basis to provide certain Services (defined below) to Company and Consultant wishes to provide the Services to Company, all pursuant to the terms and conditions set forth in this Agreement. In consideration of the benefits they will each receive as a result of the relationship created by this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by this Agreement, hereto hereby agree as follows:

1.            Services. Consultant hereby agrees during the "Term" (as defined in Section 3) to perform the "Services" set forth in Schedule A to this Agreement. Consultant shall, during the Term, diligently promote the interests of Company and perform the Services, to the best of its ability, timely, faithfully, honestly, diligently, efficiently and professionally. Consultant agrees to provide Company with periodic information regarding the status of and progress with respect to the Services and as and to the extent reasonably requested by Company or as otherwise described on Schedule A.

2.            Payment for Services. The compensation to be paid by Company to Consultant is set forth on Schedule B to this Agreement (the "Compensation"). The Compensation shall constitute Consultant's sole compensation for performing the Services for Company. Schedule B also sets forth any arrangements between Company and Consultant with respect to expenses that are to be borne by Company or with respect to which Consultant may seek reimbursement. Consultant agrees to give Company at least fifteen (15) days prior notice of any travel expenses for which Consultant will request reimbursement (to the extent such reimbursement is otherwise permitted by Schedule D).

3.            Term. Unless terminated earlier as provided below, the term of Consultant's engagement pursuant to this Agreement (the "Term") shall commence as of the Effective Date and continue for an initial period of time as set forth on Schedule C (the "Initial Term"), subsequent to which the term of this Agreement shall automatically renew and continue on a month-to-month basis (each such monthly period being a "Renewal Term")(together with the Initial Term, the "Term"). Notwithstanding anything to the contrary in this Agreement, either party Company may terminate the Term of this Agreement (i) at any time without cause, upon ten (10) days prior written notice of such termination to other Party, or (ii) immediately upon written notice to the other Party of such Party's material breach of this Agreement or, in the case of Company, on account of any other act or omission on the part of Consultant that poses an adverse risk to Company or any affiliate, property, employee or customer thereof or any other Person with whom Company or any affiliate thereof it may have a business relationship.

4.            No Conflicting Obligation. Consultant represents that its performance of all the terms of this Agreement and as a consultant of Company does not and will not breach any agreement between it and any other Person. Consultant has not entered into, and it agrees it will not enter into, any agreement either written or oral in conflict herewith.

5.            Independent Contractor Relationship. Consultant shall perform the Services under the general direction of Company but Consultant shall determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished. The Parties expressly agree that Consultant's engagement shall be that of an independent contractor, and under no circumstances shall Consultant, or any of Consultant's employees or agents, be deemed an employee, partner, agent or joint venture of Company or any of its affiliates.

6.            Restrictive Covenants.

(a)	Limitations on Use. Except to the extent that it is otherwise required to use Company's Intellectual Property in the performance of the Services, Consultant shall not (and shall take full responsibility for ensuring that none of its agents), without the express and duly authorized prior written consent of Company, which consent may be withheld, delayed, denied or conditioned in Company's sole and absolute discretion, use or modify for use, directly or indirectly, for any purpose whatsoever or any Person any of Company Intellectual Property during the Term of this Agreement or at any time thereafter. Consultant further agrees that any and all of Company Intellectual Property shall remain the exclusive property of Company, and Consultant shall not have or acquire any ownership or other interest or rights therein.

(b)	Limitations on Disclosure. Except to the extent required in the performance of its Services, Consultant agrees that it shall not (and shall take full responsibility for ensuring that none of its agents), without the express and duly authorized prior written consent of Company, transmit, disseminate, redistribute, market, publish, disclose or otherwise divulge to any other Person for any purpose whatsoever (i) any of Company Confidential Information during the Term and for a period of three (3) years immediately thereafter; or (ii) any of Company Trade Secrets at any time during which such information shall continue to constitute a Trade Secret (whether before, during or after termination of this Agreement).

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Consultant's obligations under this Section 6(b) shall not apply to information that can be demonstrated by Consultant to: (i) have been developed independently by or known to Consultant prior to execution of this Agreement and not otherwise assigned, transferred or otherwise conveyed to Company under this Agreement or any other agreement; (ii) not have been acquired, directly or indirectly, by Consultant from the Company or from a third party under an obligation of confidence or limited use; (iii) have been rightfully received by Consultant in accordance with this Agreement after disclosure to Company from a third party who did not require Consultant to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, from the Company under a continuing obligation of confidence; (iv) have been in the public domain as of the date of this Agreement, or comes into the public domain during the Term of this Agreement through no fault of Consultant; or (v) to be required to be disclosed by a governmental or other regulatory body or by action of law. If Consultant under clause (v) above becomes legally compelled to disclose any Company Confidential Information or Trade Secrets, Consultant shall use all reasonable efforts to provide Company with prior notice thereof so that it may seek a protective order or other appropriate remedy to prevent such disclosure. If such protective order or other remedy is not obtained prior to the time such disclosure is required, Consultant shall nevertheless only disclose that portion of such Confidential Information or Trade Secrets that it is legally required to disclose.

(c)	Limitation on Solicitation of Customers and Personnel. During the Term and for a period of three (3) years immediately thereafter, Consultant shall not, directly or indirectly, alone or in conjunction with any other person, (i) solicit any actual or actively sought prospective client or customer of Company with whom or which Consultant had contact during the Term or with respect to whom or which Consultant was provided Proprietary Information by Company during the Term (an "Company Customer") for the purpose of providing such Company Customer products or services that are substantially similar to or competitive with Company's business, (ii) solicit any employee, other personnel or independent contractor of Company (a "Protected Person") for the purpose of encouraging such Protected Person to sever an employment, contractual or other relationship with Company or (iii) hire or otherwise retain a Protected Person to perform services of a nature substantially similar to that which such Protected Person performed for Company within a three (3) year period prior to any such hiring or engagement.

(d)	Ownership & Assignment of Company Property.

(i)	Company Intellectual Property. As between the Parties, Company owns and shall continue to own and Consultant hereby agrees to assign and assigns to Company any and all Company Intellectual Property, to the fullest extent allowable by law, and Consultant shall promptly disclose such Intellectual Property to Company. If Consultant uses or discloses its own or any third party's confidential information or intellectual property when acting within the scope of its engagement or otherwise on behalf of Company, Company will have and Consultant hereby grants Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise any and all rights in such intellectual property.

(ii)	Consultant further acknowledges that all original works of authorship that are (i) made by Consultant or any employee or agent thereof (solely or jointly with others) during the Term of this Agreement, (ii) within the scope of the Services and (iii) otherwise protectable under copyright laws shall constitute "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. § 101), and deemed Company Intellectual Property and owned solely and exclusively by Company.

(iii)	To the extent Consultant retains any such Moral Rights under applicable law, Consultant hereby waives such Moral Rights and consents to any action with respect to such Moral Rights by or authorized by Company and specifically grants to Company the right to alter such Company Products. Consultant will confirm any such waivers and consents from time to time as requested by Company.

(iv)	Consultant will assist Company in every proper way to obtain and from time to time enforce United States and foreign proprietary rights relating to Company Intellectual Property in any and all countries. To that end, Consultant will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such proprietary rights and the assignment thereof. In addition, Consultant will execute, verify, and deliver assignments of such proprietary rights to Company or its designee. Consultant's obligation to assist Company with respect to such proprietary rights relating to such Company Intellectual Property in any and all countries shall continue beyond the termination of Consultant's engagement, but Company shall compensate Consultant at a reasonable rate after termination of its engagement for the time actually spent by Consultant at Company' request on such assistance.

In the event Company is unable for any reason, after reasonable effort, to secure Consultant's signature on any document needed in connection with the actions specified in the preceding paragraph, Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, coupled with an interest, to act for and on its behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Consultant. Consultant hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, that Consultant now or may hereafter have for infringement of any Intellectual Property assigned hereunder to Company.

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7.            Return of Company Documents. At the conclusion of the Term for any reason whatsoever or for no reason at all, Consultant will promptly deliver or otherwise return to Company any and all Company Intellectual Property, together with all copies thereof, and any other material (and regardless of whether any of the foregoing is kept in physical or electronic form), including, without limitation, any such Confidential Information , Trade Secrets and Work Products, and any and all other Company property, along with any and all proprietary rights therein or thereto. Consultant further agrees that any property situated on Company's premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

8.            [Section Reserved.]

9.            Remedies.

(a)	Tolling. Consultant hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of Section 6 of this Agreement shall be challenged in court or pursuant to arbitration and Consultant is not enjoined (either temporarily or permanently) from breaching any of the restraints set forth in this Agreement, then if a court of competent jurisdiction or arbitration panel finds subsequently that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

(b)	Ancillary Provisions. Sections 6, 7, 9, 14 and 17 of this Agreement shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of Consultant against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such Sections.

10.          Binding Effect and Assignability. This Agreement and shall be assignable by Company and inure to the benefit of and shall be binding upon any successor or assignee thereof. Neither this Agreement nor any rights or obligations of Consultant shall be transferable or assignable by Consultant without Company's prior written consent, and any attempted transfer or assignment hereof by Consultant not in accordance herewith shall be null and void.

11.          Severability. All Sections, sub-Sections, paragraphs, terms and provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, sub-Sections or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, Sections, sub-Sections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, sub-Sections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the Parties.

12.          Captions and Counterparts. The Section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

13.          Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served or if telecopied (if telecopied on a business day and during business hours at the place of receipt and if receipt is confirmed) three (3) days after mailed if mailed by reputable international overnight delivery service, postage prepaid and in any event addressed to the address set forth in the signature clause to this Agreement or to such other address as shall be designated by written notice issued pursuant hereto.

14.          Recovery of Attorney's Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party's reasonable costs and attorney's fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

15.          Waiver. The waiver by any party to this Agreement of a default or breach of any Section, sub-Section or provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent default or breach of the same or of a different Section, sub-Section or provision by any party hereto.

16.          Survival. Sections 4 through and including 19 of this Agreement shall survive the termination or expiration of this Agreement, along with the definitions of any terms and phrases referenced therein.

17.          Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia, except, however, that with respect to any dispute that may arise under this Agreement in connection with Company's Intellectual Property or rights thereto, including, without limitation, the enforceability of the restrictive covenants under Sections 6, 7 and 9 of this Agreement, any and all such disputes shall, to the extent otherwise governed by the laws of the various states, be governed by the laws of the State of [Delaware], without giving effect to any choice or conflicts of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia (the "Georgia Law"). Each of the Parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of Cobb in the State of Georgia in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on venue or inconvenient forum, to the bringing of any such proceeding in such jurisdiction.

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18.          Entire Agreement. This Agreement, including the Schedules attached hereto, contains the complete agreement concerning the arrangement between Company and Consultant as of the date hereof.

19.          Definitions. Except as otherwise provided in this Agreement, capitalized terms and phrases in this Agreement shall have the meaning ascribed thereto in Schedule "F," which schedule is attached hereto and made a part hereof.

20.          Schedules. Attached to this Agreement and incorporated herein by reference are three schedules, A (Services), B (Compensation), C (Term), D (Expenses), E (Miscellaneous), F (Definitions).

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SCHEDULE A
SERVICES

Consultant is to provide the following services and such other services relating thereto as may be requested by Company from time to time during the Term of this Agreement (the "Services"):

1.	Perform the duties of Chief Financial Officer generally

2.	Manage and execute the preparatory work required for a GAAP-compliant audit to begin in 30 days

3.	Evaluate, recommend and implement the necessary accounting practices to enable the Company to fulfill the requirements for quarterly financial and SEC regulatory filings.

4.	Participate in travel and 'road show' meetings as part of the transition of the Company to a public entity.

Consultant shall perform the Services under the general direction of the Milton II Werner, PhD., President and CEO, but Consultant shall determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished. Consultant is an independent contractor and is not an agent or employee of Company and has no authority under this contract to bind Company by contract or otherwise. Insomuch as Consultant is not an employee of Company, Company will not withhold, make or otherwise retain any withholdings or other employee taxes or provide any employee benefits, including, but not limited to, medical or dental insurance, vacation pay or sick pay. Consultant hereby agrees to report any and all such Compensation under this Agreement as taxable income paid to Consultant in its capacity as an independent contractor and pay any and all taxes due and owing thereon to the applicable taxing authorities.

SCHEDULE B
COMPENSATION

Consultant will be paid $12,500 per month in cash, payable against an invoice submitted by consultant within 4 days of the first of each monthly of service. An additional $12,500 per month of service will accrue on a revolving Promissory Note, whose terms and conditions are attached as Appendix A. The Promissory Note includes a provision for accrual of interest, an interest penalty in case certain conditions of default are met and also permits consultant to convert the debt into Common Stock prior to the Registration of Securities at a Fair Market Value to be determined by an outside valuator by 30 April, 2018.

SCHEDULE C
EXPENSES and TERM

Company shall reimburse Consultant for all of its reasonable, out-of-pocket travel and other reasonable out-of-pocket expenses incurred in the rendition of the Services hereunder, provided, however, that Consultant shall have submitted an expense report in form satisfactory to the Company with such receipts or other substantiation as reasonably required by the Company. Expenses in excess of $500 shall only be incurred following advance approval by the Company. All expenses for which reimbursement is owed under the terms hereof shall be paid within 30 business days from the date of submission by Consultant. Airline travel reimbursement will only occur at the standard coach rate.

The INITIAL TERM of this agreement will be for 12 months, renewable at the sole discretion of the Company in 12 month increments thereafter.

SCHEDULE D
MISCELLANEOUS

Consultant represents that it has all power and authority to enter into this Agreement and to perform the Services. Consultant further represents that it may and shall lawfully provide the Services without running afoul of any law, statue or regulatory requirement, including under the Securities Exchange Act of 1934, as amended.

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SCHEDULE E
DEFINITIONS

The following are the definitions for certain defined terms used in this Agreement:

"Confidential Information" shall mean any and all nonpublic proprietary technical and nontechnical data, information, agreements, documents, Intellectual Property and other property of Company or any affiliate thereof and any and all proprietary rights relating thereto, which is of tangible or intangible value to Company or any affiliate thereof and is not public information or is not generally known or available to Company's competitors, but is known only to Company or its affiliates and their employees, independent consultants or agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, all business methods, practices and concepts; business, personnel and financial information and records, including, without limitation, accounting records, tax returns, financial statements, projections, forecasts or other budgets, other financial data or plans, business plans and strategies; product plans, customer lists and other customer-related information; vendor or supplier lists and other vendor or supplier-related information; computer or data base files; passwords or other access codes; software and operating code or source code relating thereto; any and all contractors, subcontractors; inventions and invention-related reports, analyses, notes, interpretations, formulae, processes and patent applications; the terms of this Agreement and any other agreement between the Parties; and Work Product; and any and all proprietary rights thereto.

"Intellectual Property" shall mean all of the following property owned or in or to which rights are held by Company or any affiliate thereof in any jurisdiction throughout the world: (a) all inventions and Work Product (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all Trade Secrets and Confidential Information (including ideas, research and development, show-how, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

"Person" shall mean any individual, partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, association, non-profit or charitable organization or other entity, or an unincorporated organization, a governmental entity or any department or agency thereof.

"Trade Secrets" shall mean Proprietary Information (including, but not limited to a business information, technical or non-technical data, formulas, patterns compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers) that: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. To the extent that applicable law mandates a definition of "trade secret" inconsistent with the foregoing definition, then the foregoing definition shall be construed in such a manner as to be consistent with the mandated definition under applicable law.

"Work Product" shall mean any and all Intellectual Property (and all proprietary rights with respect thereto), whether or not patentable or registrable under copyright or similar statutes, that was or is developed, made, conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the Term in the performance of the Services or within twelve (12) months following the termination or expiration of the Agreement.

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APPENDIX A

CONVERTIBLE
REVOLVING DEMAND PROMISSORY NOTE

Inhibikase Therapeutics, Inc.
Atlanta, Georgia

THIS CONVERTIBLE REVOLVING DEMAND PROMISSORY NOTE (THE "NOTE") AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT AND WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN AND SUCH UNDERLYING SECURITIES HAVE BEEN, AS THE CASE MAY BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, IF APPLICABLE, ANY FOREIGN JURISDICTION OR (B) IN THE OPINION OF COUNSEL SATISFACTORY TO COMPANY, THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR, IF APPLICABLE, ANY FOREIGN JURISDICTION.

Except as otherwise defined in the text hereof, capitalized terms and phrases shall have the meaning ascribed thereto in Section 7 of this Note.

$ 75,000	Issue Date: April 3, 2018

Inhibikase Therapeutics, Inc. (hereinafter "Maker") promises to pay to Flagship Consulting, Inc. (hereinafter "Payee") the sum of up to Seventy-five Thousand Dollars ($75,000) or such amount as is accrued from time to time by Maker in unpaid fees and costs incurred for and on its behalf (the "Fees and Costs") as are from time to time reflected on Payee's monthly statements for services rendered (the "Statements"), whichever amount is less (the "Principal"), together with interest thereon from and after the date hereof until paid in full, all as provided in this Convertible Revolving Demand Promissory Note (hereinafter, the "Note"). Maker and Payee agree that the balance due under this Note for Fees and Costs shall be updated based on Payee's Statements as the same are published from time to time by modifying that certain schedule entitled "Schedule of Fees and Costs," which is attached hereto, marked as Exhibit "A," and made a part hereof, to reflect such updated balance; provided, however, that such updating shall only serve as a ministerial act in accounting for the Principal amount, and any failure to perform or delay in performing such updating shall in no event affect the amount due under this Note.

1.            Payment of Principal and Interest.

(a)            Payment in Cash. This Note is payable either in full or in part until paid in full, as the case may be, without demand and in immediately available funds, not later than the earlier to occur of either a Significant Transaction or the 30th day of June 2019 (either such date, the "Maturity Date").

(b)            Interest. From and including the Issue Date to and including the date this Note is paid or otherwise discharged in full, the unpaid Principal amount of this Note shall bear simple interest at Five Percent (5%) per annum, computed on the basis of a year of 360 days; provided, however, that upon the occurrence, and during the continuance of an Event of Default hereunder, this Note shall bear simple interest at Twelve Percent (12%) per annum, computed on the basis of a year of 360 days.

(c)            Tender. All payments of Principal and interest shall be made in lawful money of the United States of America and shall be made to Payee via wire transfer or certified check to an account designated by Payee or, if no account is so designated, at Payee's address or at such other place as Payee may designate to Maker in writing in accordance with Section 13 of this Note.

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2.            Obligation to Notify. Maker shall notify Payee in writing (a) thirty (30) days in advance of a Significant Transaction, and (b) provide Payee with any and all documents relating thereto within 48 hours of being requested by Payee, subject to Payee executing with and in favor and to the satisfaction of Maker an agreement pursuant to which it agrees to restrictions on the disclosure, use and ownership of any and all such documents and information contained therein. These rights set forth in this Section shall terminate upon the repayment of the Note in full.

3.            Option to Elect Payment in Conversion Shares. Notwithstanding any provision of this Note to the contrary, Payee shall have the option, exercisable in his sole and absolute discretion at any time commencing with the Issue Date and ending as of the date on which the Unpaid Balance of this Note is paid in full, to Convert all or any portion of the Unpaid Balance as determined on the Conversion Date into Conversion Shares, in such number of Conversion Shares as shall equal that portion of the Unpaid Balance as Payee may elect in his discretion to be converted, divided the Conversion Share Price.

4.            Prepayment. This Note may be prepaid prior to the Maturity Date at the option of Maker in cash, without premium or penalty, at the Principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment; provided, however, that in no event may any such prepayment or other cash payment be made until and unless Maker shall have given prior written notice of its intent to pay all or any portion of this Note to Payee, which notice shall be given not less than ten (10) nor more than thirty (30) days prior to the date fixed for such payment in such notice and shall specify the amount so to be paid and the date fixed for such payment (the "Notice Period"). Notwithstanding any provision of this Note to the contrary, during such Notice Period, Payee may exercise Payee's rights under Section 3 of this Note to cause the Conversion all or any part of the Unpaid Balance to Conversion Shares. Subject to the foregoing, upon the giving of notice of its payment, Maker shall pay on the date therein fixed for any such payment.

5.            Payments Credited First Against Interest. Notwithstanding any provision in this Note to the contrary, any payment of this Note, whether as a partial payment or in full, will be credited first against accrued interest, then Principal, in reverse chronological order.

6.            Surrender of Note. Upon any such partial payment of the Unpaid Balance, this Note, at the election of Maker, shall be either (a) surrendered to Maker in exchange for a new Note in a Principal amount equal to Unpaid Balance on the Note surrendered, and otherwise having the same terms and provisions as this Note (and for purposes of the foregoing provisions of this Section to be deemed to be the same Note and not a novation of the indebtedness represented thereby), or (b) made available to Maker at the principal office of Maker for notation thereon of the portion thereof so prepaid. Upon payment in full of the amount of the Unpaid Balance, this Note shall be surrendered to the Maker for cancellation.

7.            Definitions. For purposes of this Note, the following terms and phrases shall have the meaning ascribed thereto:

(a)      (a)      "Common Stock" shall have the meaning ascribed thereto in Maker's Articles of Incorporation, as the same shall have been or is amended from time to time.

(b)            "Conversion" or "Converted" shall mean the payment and satisfaction of the Unpaid Balance or such portion thereof as provided in this Note by Maker's issuance to Payee of Conversion Shares in accordance with the terms hereof.

(c)            "Conversion Date" shall mean any such date on which all or any portion of the Unpaid Balance shall be paid by Maker at Payee's election as provided in this Note by Maker's issuance to Payee of Conversion Shares.

(d)            "Conversion Exercise Date" shall mean the date on which the exercise by Payee of his right to cause the payment of all or any portion of this Note in Conversion Shares is made effective; provided, however, that the exercise by Payee of his Conversion right is delivered to Maker in writing.

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(e)            "Conversion Share(s)" shall mean that number of Shares of Common Stock to which Payee is entitled in payment, whether in whole or in part, of the Unpaid Balance in accordance with the terms and conditions of this Note.

(f)            "Conversion Share Price" shall mean that amount as shall equal eighty percent (80%) of the Fair Market Value of each Share of Maker's Common Stock (as determined on an as converted and fully diluted basis) as such per Share value and number of Shares of Common Stock are determined to exist as of the Conversion Exercise Date.

(g)            "Fair Market Value" means, as of the Conversion Exercise Date, the fair market value of a Share of Maker's Common Stock determined as follows:

(i)            If the Shares are readily tradable on a Securities Market, by the closing price of a Share on the Conversion Exercise Date as reported on the composite tape for securities traded on the Securities Market. If a closing price was not reported on that date, then the arithmetic mean of the high and low prices at the close of the market on that date, and if these prices were not reported on that date, then the closing price on the last trading day on which a closing price was reported; or

(ii)           If Maker's Board or Directors (the "Board") in its reasonable discretion determines that the Shares are not readily tradable on a Securities Market, by an independent written appraisal that satisfies the requirements of Internal Revenue Code Section 401(a)(28)(C) as of the Conversion Exercise Date (the "Appraisal").

(iii)          Once the Conversion Share Price has been established, the Board shall not change the same through the retroactive use of another valuation method.

(iv)          Shares are treated as readily tradable on a Securities Market if they are regularly quoted by brokers or dealers making a market in the Shares.

(h)            "Government Body" means: (i) the government of any country, or the government of any political subdivision of any country (a "Government"); (ii) any instrumentality of a Government; (iii) any other Person authorized by Law to perform any administrative, executive, judicial, legislative, military, police, or regulatory functions of a Government; (iv) any intergovernmental organization; and (v) any successor to the entities listed under Clauses (i) to (iv).

(i)             "Initial Public Offering" means the first underwritten offering or listing of Shares of Maker or any successor to Maker when such Shares are offered pursuant to an effective registration statement under the Exchange Act.

(j)             "Law" means: (i) an administrative decision on which Persons other than those to whom the decision was issued can rely; (ii) a judicial decision on which Persons other than those to whom the decision was issued can rely; (iii) an ordinance or statute; (iv) a regulation or rule; or (v) any combination of the items under Clauses (i) to (iv).

(k)            "Person" means a business trust, corporation, estate, general partnership, individual, limited liability company, limited liability partnership, limited partnership, sole proprietor, trust, or other entity.

(l)             "Securities Market" means: (i) a national securities exchange that is registered under Section 6 of the Securities Exchange Act of 1934, as amended; (ii) a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a Government Body; or (iii) any over-the-counter market that uses an interdealer quotation system. An interdealer quotation system is any system of general circulation to brokers and dealers that regularly disseminates quotations of stocks and securities by identified brokers or dealers, other than by quotation sheets that are prepared and distributed by a broker or dealer in the regular course of business and that contain only quotations of that broker or dealer.

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(m)            "Share" means a share of Common Stock.

(n)            "Significant Transaction" shall mean any one of the following:

(i)            Any transaction (or the first tranche of any series of integrated transactions) pursuant to which Maker sells, transfers, leases, exchanges or disposes of all or substantially all of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

(ii)           Any transaction, whether in a single or series of related steps, pursuant to which (1) any Person (or group of Persons) acquires within a twelve (12) consecutive calendar month period by merger, consolidation, reorganization, division or other business combination or transaction or by a purchase of an interest in Maker such that after any such transaction, the holders of ownership interests of Maker immediately prior to such transaction no longer have a controlling interest in Maker (or any successor-in-interest thereof); or (2) the shares of capital stock of Maker or any successor thereto are traded on a Securities Market, whether as a result of an Initial Public Offering or via a reverse merger by Maker into a company the capital stock of which is traded on a Securities Market.

(o)            "Person" shall mean any individual, partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, association, non-profit or charitable organization or other entity, or an unincorporated organization, a governmental entity or any department or agency thereof.

(p)            "Unpaid Balance" shall mean the amount of accrued and outstanding, but unpaid Principal and such amount of interest as shall have accrued thereon as provided in Section 1 of this Note through and including any date fixed for payment, whether in whole or in part, under this Note.

8.            No Fractional Shares. Instead of any fractional Conversion Shares that would otherwise be issuable upon conversion of this Note, Maker shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (a) the applicable Conversion Share Price and (b) such fractional interest. The holder of fractional interests shall not be entitled to any rights as security holders of Maker in respect of such fractional interests.

9.            No Impairment. Maker shall not, by amendment of its Articles of Incorporation or Bylaws, each as amended to date, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Payee against dilution or other impairment.

10.          Events of Default. The occurrence or existence of any one of the following events or conditions shall constitute an "Event of Default":

(a)            Maker shall fail to pay the Principal of, or interest on, this Note when the same becomes due and payable in accordance with the terms hereof and such amount-remains unpaid for ten (10) business days after the due date thereof;

(b)            Maker fails to observe or perform any other covenant or agreement on the part of Maker contained in this Note which failure continues for a period of thirty (30) days (except in the case of its obligation under Section 3 of this Note, in which case the period shall be three (3) days) after the date of written notice thereof from Payee; or

(c)            Maker makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Maker and Maker indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Maker bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

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11.          Remedies. If an Event of Default occurs and is continuing, Payee may, by notice in writing to Maker, declare the entire Unpaid Balance of this Note to be due and payable immediately, and upon any such declaration, the entire Unpaid Balance of this Note shall become and be immediately due and payable, and Payee may thereupon proceed to protect and enforce its rights either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Payee. In the event this Note is placed in the hands of an attorney for collection or for enforcement, or in the event that Payee incurs any costs incident to the collection of any indebtedness evidenced hereby, Maker agrees to pay all reasonable attorneys' fees and expenses, all court and other costs and the reasonable costs of any other collection efforts. Forbearance to exercise the remedies set forth herein with respect to any failure or breach of Maker shall not constitute a waiver by Payee of any of such remedies.

12.          Expenses. Except as otherwise provided in this Note, each of Maker and Payee shall bear its own costs incurred in connection with the negotiation, documentation and execution of this Note, the closing of the transactions contemplated herein, and any amendment, waiver, consent, supplement or modification hereto.

13.          Notices. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered three (3) days after the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

If to Maker, to: Inhibikase Therapeutics, Inc. Attn: Chief Executive Officer 3350 Riverwood Parkway Suite 1900 Atlanta, Georgia 30339	If to Payee, to: Flagship Consulting Inc Frattaroli 131 Daniel Webster Hwy 322 Nashua, NH 03060

If to any Payee other than Payee, to such address as may have been designated by notice given Maker by such Payee. Maker, Payee or any other Payee may designate a different address by notice given in accordance with the foregoing.

14.          Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Maker and Payee.

15.          Assignment; Binding Effect. Payee shall neither be entitled to assign nor assign all or any portion of its performance obligations under this Note and any attempted assignment hereof shall be void and of no effect. Subject to the preceding sentences, this Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

16.          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

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17.          Venue. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA SITTING IN COBB COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF GEORGIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. MAKER AND HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13 OF TI-IIS NOTE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Inhibikase Therapeutics, Inc.

By:	/s/ Milton Werner
Milton Werner, Ph.D., Authorized Officer

ACCEPTED AND AGREED TO:

Flagship Consulting Inc

By: Joseph Frattaroli, CPA

/s/ Joseph Frattaroli

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Exhibit A
Schedule
Of
Fees & Costs

Date of Statement	Fees Accrued To Date	Payments
04/01/2018	$12,500
05/01/2018	$12,500
06/01/2018	$12,500
07/01/2018	$12,500
08/01/2018	$12,500
09/01/2018	$12,500

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